CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 4 to Registration Statement No. 333-102588 of Oppenheimer Principal
Protected Main Street Fund, a series of Oppenheimer Principal Protected Trust on Form N-1A of our report dated March 1, 2004 relating to the consolidated financial statements of Merrill Lynch Bank USA for the year ended December
26, 2003 appearing in Pre-Effective Amendment No. 1 to the Registration
Statement of Oppenheimer Principal Protected Trust III (Reg. No. 333-114495)
and incorporated herein by reference.

/s/ Deloitte & Touche LLP
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Salt Lake City, Utah
December 20, 2004